Ex99.POA1
                       POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS:

     WHEREAS, PC&J PERFORMANCE FUND, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

     NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES M. JOHNSON and KATHLEEN A. CARLSON, and each of them, its attorneys for it and in its name, place and stead, to execute and file any Amendment or Amendments to the Trust's Registration Statement5, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 3rd day of December, 1997.

ATTEST:                                   PC&J PERFORMANCE FUND

/s/ James M. Johnson                      /s/ Leslie O. Parker III
----------------------------              --------------------------------
JAMES M. JOHNSON, Secretary               LESLIE O. PARKER III, President


STATE OF OHIO            )
                         )    ss:
COUNTY OF MONTGOMERY     )

     Before me, a Notary Public, in and for said county and state, personally appeared LESLIE O. PARKER, III, President and JAMES M. JOHNSON, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 3rd day of December, 1997.

                                  /s/ Nancy Grile
                                 -----------------------
    [SEAL]                          Notary Public

                           NANCY S. GRILE
                     Notary Public, State of Ohio
                   My Commission Expires Apr. 1, 1998

                          CERTIFICATE



     The undersigned, Secretary of PC&J PERFORMANCE FUND, hereby certifies that the following resolution was duly adopted by a majority of the Board of

Trustees at the meeting held on December 3, 1997, and is in full force and effect:

               "WHEREAS, PC&J PERFORMANCE FUND, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

               NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES M. JOHNSON and KATHLEEN A. CARLSON, and each of them, its attorneys for it and in its name, place and stead, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."




Dated: December 3, 1997       /s/ James M. Johnson
                              -----------------------------
                              JAMES M. JOHNSON, Secretary
                              PC&J Performance Fund